SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

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                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 1996
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                           IRON MOUNTAIN INCORPORATED
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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         (State or Other Jurisdiction of Incorporation or Organization)


       0-27584                                          04-3107342
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(Commission file number)                    (I.R.S. Employer Identification No.)



                     745 Atlantic Avenue, Boston, MA 02111
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          (Address of Principal Executive Offices, Including Zip Code)


                                 (617) 357-4455
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

     On November 1, 1996, Iron Mountain Records Management, Inc. ("IMRM"), a wholly-owned subsidiary of Iron Mountain Incorporated (the "Registrant"), Mohawk Business Record Storage, Inc. ("Mohawk") and the Stockholders of Mohawk (the "Stockholders") consummated the transactions contemplated by a certain Asset Purchase and Sale Agreement (the "Agreement") among IMRM, Mohawk and the Stockholders dated September 6, 1996. Pursuant to the Agreement, the Registrant, through its subsidiary IMRM, purchased substantially all of the assets and assumed certain liabilities of Mohawk for a purchase price of approximately $20.2 million, not including contingent payments of up to $4.0 million based upon the achievement of certain revenue targets during 1997 and 1998.

     The assets acquired include tangible personal property (consisting primarily of office equipment, furniture and fixtures, motor vehicles, racking and shelving) and intangible personal property regularly used in Mohawk's records management business. The Registrant intends to continue to use the acquired assets in the operation of its record management business.

     No other information is provided herewith regarding the acquisition because the Registrant has "previously reported" (as defined in Rule 12b-2) substantially the same information about the acquisition and Mohawk, including the related historical and proforma financial information, as that required by Form 8-K in its Registration Statement on Form S-1, as amended, filed on August 16, 1996 (Registration No. 333-10359).



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         IRON MOUNTAIN INCORPORATED


November 8, 1996                      By:  /s/ Jean A. Bua
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   (date)                                Jean A. Bua
                                         Vice President and Corporate Controller
                                         (Principal Accounting Officer)